Exhibit 3.1

CORPORATE ACCESS NUMBER: 2020125932

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

PENN WEST PETROLEUM LTD.

CHANGED ITS NAME TO OBSIDIAN ENERGY LTD. ON 2017/06/26.

Name Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2017/06/26

Service Request Number:	27225766

Corporate Access Number:	2020125932

Legal Entity Name:	PENN WEST PETROLEUM LTD.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	OBSIDIAN ENERGY LTD.

New French Equivalent Name:

Nuans Number:	120239641

Nuans Date:	2017/06/09

French Nuans Number:

French Nuans Date:

Professional Endorsement Provided:

Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Statutory Declaration	10000407115604399	2017/01/01
Share Structure	ELECTRONIC	2017/01/01
Other Rules or Provisions	ELECTRONIC	2017/01/01

Registration Authorized By: SYLVIE J. WELSH

                                                  SOLICITOR

ARTICLES OF AMENDMENT

Business Corporations Act

(Alberta)

Section 29 or 177

1. Name of Corporation:	2. Corporate Access Number:

PENN WEST PETROLEUM LTD.	2020125932

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 173(1)(a) of the Business Corporations Act (Alberta), the Corporation change its name to:

OBSIDIAN ENERGY LTD.

Sylvie J.M. Welsh
Name of Person Authorizing (please print)	Signature

Solicitor	June 26, 2017
Title (please print)	Date

This information is being collected for purposes·of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Co-ordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 - 102 Street, Edmonton, Alberta T5J 4L4, (780) 422-7330.

CORPORATE ACCESS NUMBER: 2020125932

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

PENN WEST PETROLEUM LTD.

IS THE RESULT OF AN AMALGAMATION FILED ON 2017/01/01.

Articles of Amalgamation

For

PENN WEST PETROLEUM LTD.

Share Structure:	SEE ANNEX A ATTACHED HERETO

Share Transfers Restrictions:	NONE

Number of Directors:

Min Number of Directors:	3

Max Number of Directors:	12

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE ANNEX B ATTACHED HERETO

Registration Authorized By: LAUREN J. ASH

SOLICITOR

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2017/01/01

Corporate Access Number: 2020125932

Service Request Number:	26261297

Alberta Corporation Type:	Named Alberta Corporation

Legal Entity Name:	PENN WEST PETROLEUM LTD.

French Equivalent Name:

Nuans Number:

Nuans Date:

French Nuans Number:

French Nuans Date:

REGISTERED ADDRESS

Street:	SUITE 200, 207 - 9 AVENUE SW

Legal Description:

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

RECORDS ADDRESS

Street:	SUITE 200, 207 - 9 AVENUE SW

Legal Description:

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

ADDRESS FOR SERVICE BY MAIL

Post Office Box:

City:

Province:

Postal Code:

Internet Mail ID:

Share Structure:	SEE ANNEX A ATTACHED HERETO

Share Transfers Restrictions:	NONE

Number of Directors:

Min Number Of Directors:	3

Max Number Of Directors:	12

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE ANNEX B ATTACHED HERETO

Professional Endorsement Provided:

Future Dating Required:

Registration Date:	2017/01/01

Director

Last Name:	BROOKMAN

First Name:	GEORGE

Middle Name:	H.

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:	Y

Last Name:	BRYDSON

First Name:	JOHN

Middle Name:

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Last Name:	CORMIER JACKSON

First Name:	MAUREEN

Middle Name:	E.

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Last Name:	FRENCH

First Name:	DAVID

Middle Name:

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Last Name:	FRILEY

First Name:	WILLIAM

Middle Name:

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Last Name:	CROSSLEY

First Name:	RAYMOND

Middle Name:

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Last Name:	GEORGE

First Name:	RICK

Middle Name:

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Last Name:	THORNTON

First Name:	JAY

Middle Name:

Street/Box Number:	SUITE 200, 207 - 9 AVENUE SW

City:	CALGARY

Province:	ALBERTA

Postal Code:	T2P 1K3

Country:

Resident Canadian:	Y

Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name
209772912	977291 ALBERTA LTD.
2012907750	1290775 ALBERTA ULC
2020125734	CANETIC ABC HOLDINGS LTD.
2016488997	PENN WEST PETROLEUM LTD.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Statutory Declaration	10000407115604399	2017/01/01
Other Rules or Provisions	ELECTRONIC	2017/01/01
Share Structure	ELECTRONIC	2017/01/01

Registration Authorized By: LAUREN J. ASH
SOLICITOR

ANNEX A

The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value and 90,000,000 Preferred Shares without nominal or par value. The rights, privileges, restrictions and conditions attached to each class of shares are set forth below.

COMMON SHARES

The unlimited number of Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

a) The holders of Common Shares shall be entitled to notice of to attend and to one vote per share held at any meeting of the shareholders of the Corporation (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such);

b) The holders of Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of dividends; and

c) The holders of Common Shares shall be entitled in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of shares of the Corporation ranking equally with the Common Shares in respect of return of capital on dissolution, in such assets of the Corporation as are available for distribution.

PREFERRED SHARES

The 90,000,000 Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

a) The Preferred Shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series are issued, the Directors of the Corporation shall, by resolution, fix the number of shares that will form such series and shall, subject to the limitations set out herein, by resolution fix the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends, the consideration for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than Preferred Shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations Act (Alberta) or successor legislation thereto) of Articles of Amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series;

b) Notwithstanding paragraph (a), the Directors of the Corporation may at any time or from time to time change the rights, privileges, restrictions and conditions attached to unissued shares of any series of Preferred Shares;

c) Notwithstanding paragraph (a), other than in the case of a failure to declare or pay dividends specified in any series of the Preferred Shares, the voting rights attached to the Preferred Shares shall be limited to one vote per Preferred Share at any meeting where the Preferred Shares and Common Shares vote together as a single class;

d) The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to accumulated dividends and return of capital. The Preferred Shares shall be entitled to a preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment in satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preferences not inconsistent with paragraphs (a) through (e) hereof over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined in the case of each such series of Preferred Shares; and

e) The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the sanction of the holders of the Preferred Shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of a least two-thirds of the votes cast at a meeting of holders of Preferred Shares duly called for such purpose and held upon at least 21 days’ notice at which a quorum is present comprising at least two persons present, holding or representing by proxy at least 10 percent of the outstanding Preferred Shares or by a resolution in writing of all holders of the outstanding Preferred Shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than 7 days later and at such time and place as may be appointed by the chairman and at such meeting a quorum will consist of that number of shareholders present in person or represented by proxy. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a Preferred Share shall be entitled to one vote in respect of each one dollar of stated value of Preferred Shares held.

ANNEX B

(a) The directors of the corporation may, without authorization of the shareholders:

(i) borrow money on the credit of the Corporation;

(ii) issue, reissue, sell or pledge debt obligations of the Corporation;

(iii) subject to the Business Corporations Act (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(b) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

(c) Meetings of the shareholders may be held at any place within Alberta or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal, Quebec; or Halifax, Nova Scotia.